              (RECEIPT OF ORDER LETTER - FOUNDATION SB LETTERHEAD)

DATE
NAME
ADDRESS                                               TAX I.D. NUMBER XXX-XX-XXX
CITY, STATE, ZIP

                                RECEIPT OF ORDER

    This letter is to acknowledge receipt of your order to purchase shares offered by Foundation Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

Number of Shares Ordered:
Purchase Price Per Share:                              $   10.00
Total Order Amount:                                    $
Date Order Received:                                        /  /
Category Assigned:
Category Description

             1.  ELIGIBLE ACCOUNT HOLDERS AS OF MAY 31, 1995
             2.  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
             3.  OTHER MEMBERS AS OF XXXX XX, 1996
             4.  GENERAL PUBLIC

    If this does not agree with your records or if you have any questions, please call our Conversion Information Center at (513) xxx-xxxx. Thank you for your order.

Sincerely,
[Pasteup sig cut]
Laird L. Lazelle
President and Chief Executive Officer

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  STOCK GRAM


We are pleased to announce that Foundation Bancorp, Inc. is offering common shares in a subscription and community offering. The sale of shares in connection with the offering will enable Foundation Savings Bank ("Foundation"), Cincinnati, Ohio, to raise additional capital to support and enhance its current franchise.

We previously mailed to you a PROSPECTUS providing detailed information about Foundation's operations and the proposed offering. We urge you to read this carefully.

We invite our loyal customers and community members to become shareholders of FOUNDATION BANCORP, INC. (THE PROPOSED HOLDING COMPANY FOR FOUNDATION SAVINGS
BANK). If you are interested in purchasing the common shares of Foundation Bancorp, Inc., you must submit you Stock Order Form, Certification Form and payment prior to x:00 P.M., EASTERN TIME, ON XXXX xx, 1996.

Should you have additional questions regarding the stock offering or need additional materials, please call the Conversion Information Center at
(513) 000-0000 or stop by our office at 25 Garfield Place in Cincinnati.





THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PROXY GRAM

     We recently forwarded to you a proxy statement and letter advising that Foundation Savings Bank had received conditional approval to convert from a mutual savings association to a capital stock savings association.

     YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

     Your vote is important to us. Therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

     Voting for the Plan of Conversion does not obligate you to purchase shares or affect the terms or insurance on your accounts.

     The Board of Directors of Foundation Savings Bank unanimously recommends that you vote "FOR" the Plan of Conversion.

     FOUNDATION SAVINGS BANK
     Cincinnati, Ohio

     Laird L. Lazelle
     President and Chief Executive Officer

     ---------------------------------------------------------------------

     If you mailed the proxy, please accept our thanks and disregard this request. For further information call (513) 000-0000.

     THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
[HOURGLASS]


                                TIME IS RUNNING
                                     OUT!
                                   XXXX xx

                 is the last day to purchase common shares of
                           Foundation Bancorp, Inc.
            (Proposed Holding Company for Foundation Savings Bank)
              Orders must be received by x:00 p.m. Eastern Time
        Contact our Conversion Information Center at 25 Garfield Place
                            or call (513) 000-0000





The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus.

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                                     STOCK
                                    OFFERING
                                   QUESTIONS
                                      AND
                                    ANSWERS

                                   FOUNDATION
                                 BANCORP, INC.

STOCK OFFERING
QUESTIONS & ANSWERS

FACTS ABOUT THE CONVERSION

THE BOARD OF DIRECTORS OF FOUNDATION SAVINGS BANK ("FOUNDATION") UNANIMOUSLY ADOPTED A PLAN (THE "PLAN OF CONVERSION") TO CONVERT FROM A MUTUAL SAVINGS AND LOAN ASSOCIATION INCORPORATED UNDER OHIO LAW TO A CAPITAL STOCK SAVINGS AND LOAN ASSOCIATION (THE "CONVERSION").

THIS BROCHURE ANSWERS SOME OF THE MOST FREQUENTLY ASKED QUESTIONS ABOUT THE CONVERSION AND ABOUT YOUR OPPORTUNITY TO INVEST IN FOUNDATION BANCORP, INC. ("FOUNDATION BANCORP"), THE HOLDING COMPANY FOR FOUNDATION.

INVESTMENT IN THE COMMON SHARES OF FOUNDATION BANCORP INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.

WHY IS FOUNDATION CONVERTING TO STOCK FORM?

The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of common shares, Foundation will raise additional capital enabling it to:

    - support and expand its current
      financial and other services.

    - allow customers and friends to
      purchase shares and participate in the future of Foundation Bancorp and Foundation.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

Certain past and present depositors of Foundation, certain borrowers of Foundation, the Foundation Bancorp, Inc. Employee Stock Ownership Plan and members of the general public.

HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

Foundation Bancorp is offering up to 462,875 common shares at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. The maximum purchase per person is 2.5% of the shares being sold in the Conversion, however, no person together with associates of and persons acting in concert with such person may purchase more than 5% of the common shares sold.

DO MEMBERS HAVE TO BUY SHARES?

No. However, the Conversion will allow Foundation's depositors and borrowers an opportunity to buy shares and become charter shareholders of Foundation

Bancorp, the holding company for the local financial institution with which they do business.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order Form and the Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by Foundation by x:00 p.m. XXXX xx, 1996.

HOW MAY I PAY FOR MY SHARES?

First, you may pay for shares by check, cash or money order. Interest will be paid by Foundation on these funds at the passbook rate, which is currently x.00% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Foundation savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY FOUNDATION IRA ACCOUNT?

Federal regulations do not permit the purchase of conversion shares from your existing Foundation IRA account. To accommodate our depositors, however, we have made arrangements with an outside trustee to allow such purchases. Please call our Conversion Information Center for additional information.

WILL THE SHARES BE INSURED?

No. Like any other common shares, Foundation Bancorp's shares will not be insured.

WILL DIVIDENDS BE PAID ON THE SHARES?

The Board of Directors of Foundation Bancorp will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends.

HOW WILL THE SHARES BE TRADED?

Foundation Bancorp's shares will trade over-the-counter through the National Daily Quotation Service. However, no assurances can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF FOUNDATION PLANNING TO PURCHASE STOCK?

Yes! Foundation's executive officers and directors plan to purchase, in the aggregate, $xxx,xxx worth of shares or approximately xx% of the shares offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

SHOULD I VOTE?

Yes. Your "Yes" vote is very important!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, and a proportionate fractional vote for any fraction thereof, on deposit as of the voting record date. Every borrower entitled to vote may cast one vote.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by submitting a later dated proxy or by giving notice to Foundation in writing or in open meeting.

FOR ADDITIONAL INFORMATION  YOU MAY  CALL OUR CONVERSION  INFORMATION CENTER  AT
(513) XXX-XXXX, BETWEEN X:00 A.M. AND X:00 P.M., MONDAY THROUGH FRIDAY.

THE COMMON SHARES OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

             [BLUE SKY LETTER -- CHARLES WEBB & COMPANY LETTERHEAD]

To Members and Friends of Foundation Savings Bank:

    Charles Webb & Company, a member of the National Association of Securities Dealers ("NASD"), is assisting Foundation Savings Bank ("Foundation") in its conversion from a mutual savings and loan association incorporated under Ohio law to a capital stock savings and loan association and the concurrent offering of common shares by its holding company, Foundation Bancorp, Inc. (the "Holding Company").

    At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in the Holding Company's common shares being offered to customers and the community through XXXX xx, 1996. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

    If you have any questions, please visit our Conversion Information Center at 25 Garfield Place in Cincinnati, Ohio or feel free to call the Conversion Information Center at (513) xxx-xxxx.

                                          Very truly yours,

                                          Charles Webb & Company

The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Funds or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus.

[DEAR MEMBER "DARK BLUE SKY" & FOREIGN ACCOUNTS -- ON FOUNDATION SB LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Member:

    We are pleased to announce that Foundation Savings Bank ("Foundation") is converting from a mutual savings and loan association incorporated under Ohio law to a capital stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Foundation Bancorp, Inc., the newly-formed holding company for Foundation, is offering common shares in a subscription offering and community offering.

    Unfortunately, Foundation Bancorp, Inc. is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Foundation Bancorp, Inc.

    However, as a member of Foundation, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX xx, 1996. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

    I invite you to attend the Special Meeting on XXXX xx, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

            [DEAR MEMBER LETTER, FOUNDATION SAVINGS BANK LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Member:

    We are pleased to announce that Foundation Savings Bank ("Foundation") is converting from a mutual savings and loan association incorporated under Ohio law to a capital stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Foundation Bancorp, Inc., the newly-formed holding company for Foundation, is offering common shares in a subscription offering and community offering to certain of our depositors and borrowers, our Employee Stock Ownership Plan, and members of the general public, pursuant to a Plan of Conversion.

    The Board of Directors of Foundation believes that the Conversion will result in a number of advantages, such as an opportunity for depositors and customers of Foundation to become shareholders. Please remember:

    -Your accounts at Foundation will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

    -There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

    -Members have a right, but no obligation, to buy shares before they are offered to the public.

    -Like all stock, the shares issued in this offering will not be insured by the FDIC.

    Enclosed are materials describing the offering. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Foundation Bancorp, Inc., you must submit your Stock Order Form, Certification Form, and payment prior to x:00 p.m. XXXX xx, 1996.

    If  you have additional questions regarding  the offering, please call us at
(513) xxx-xxxx, Monday through Friday from x:00 a.m. to x:00 p.m., or stop by the Conversion Information Center located at 25 Garfield Place in Cincinnati, Ohio.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

The common shares being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer will be made only by the Prospectus.

                [DEAR FRIEND LETTER -- FOUNDATION SB LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Friend:

    We are pleased to announce that Foundation Savings Bank ("Foundation") is converting from a mutual savings and loan association incorporated under Ohio law to a capital stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Foundation Bancorp, Inc., the newly-formed holding company for Foundation, is offering common shares in a subscription offering and community offering. The sale of shares in connection with the Conversion will enable Foundation to raise additional capital to support and enhance its current operations.

    Because we believe you may be interested in learning more about the merits of Foundation Bancorp, Inc.'s common shares as an investment, we are sending you the following materials which describe the offering.

    PROSPECTUS:     This   document  provides   detailed  information  about
    operations at Foundation and the proposed offering.

    QUESTIONS AND ANSWERS: Key questions and answers about the offering are found in this pamphlet.

    STOCK ORDER FORM: This form is used to purchase shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering shares is x:00 p.m., XXXX xx, 1996.

    CERTIFICATION FORM: This form must be completed and returned with the Stock Order Form in the enclosed business reply envelope if you wish to purchase shares.

    As a friend of Foundation, you will have the opportunity to buy shares directly from Foundation Bancorp, Inc., without commission or fee. If you have additional questions regarding the Conversion and offering, please call us at
(513) xxx-xxxx, Monday through Friday from x:00 a.m. to x:00 p.m., or stop by the Conversion Information Center at 25 Garfield Place in Cincinnati, Ohio.

    We are pleased to offer you this opportunity to become a charter shareholder of Foundation Bancorp, Inc.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus.

           (PROSPECTIVE INVESTOR LETTER -- FOUNDATION SB LETTERHEAD)

                                                                   XXXX xx, 1996

Dear Prospective Investor:

    We are pleased to announce that Foundation Savings Bank ("Foundation") is converting from a mutual savings and loan association incorporated under Ohio law to a capital stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Foundation Bancorp, Inc., the newly-formed holding company for Foundation, is offering common shares in a subscription offering and community offering. The sale of shares in connection with the Conversion will enable Foundation to raise additional capital to support and enhance its current operations.

    We have enclosed the following materials which will help you learn more about the merits of Foundation Bancorp, Inc.'s common shares as an investment. Please read and review the materials carefully.

    PROSPECTUS:    This   document  provides   detailed  information   about
    operations at Foundation and the proposed offering.

    QUESTIONS AND ANSWERS: Key questions and answers about the offering are found in this pamphlet.

    STOCK ORDER FORM: This form is used to purchase shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering shares is x:00 p.m., XXXX xx, 1996.

    CERTIFICATION FORM: This form must be completed and returned with the Stock Order Form in the enclosed business reply envelope if you wish to purchase shares.

    We invite our loyal customers and local community members to become charter shareholders of Foundation Bancorp, Inc. Through this offering you have the opportunity to buy shares directly from Foundation Bancorp, Inc., without commission or fee.

    If you have additional questions regarding the Conversion and offering, please call us at (513) xxx-xxxx, Monday through Friday from x:00 a.m. to x:00 p.m., or stop by the Conversion Information Center located at 25 Garfield Place in Cincinnati, Ohio.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus.

              [CLOSING LETTER FOUNDATION BANCORP, INC. LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Subscriber,

    I want to thank you for your interest in Foundation Bancorp, Inc. common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx common shares.

    As you purchased your shares with a check or cash, we are enclosing a check for payment of the interest on those funds. Your stock certificate(s) are being mailed directly to you from our transfer agent, [ name ].

    Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

    [OVERSUBSCRIPTION LETTER -- CHECK, FOUNDATION BANCORP, INC. LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Subscriber:

    I want to thank you for your interest in Foundation Bancorp, Inc. common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx common shares.

    However, due to the oversubscription of our common shares during the offering, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the amount of your order we were unable to fill plus interest. The share certificates for the balance of your order are being sent to you directly from our transfer agent, [ name ].

    If you continue to be interested in acquiring common shares of Foundation Bancorp, Inc., the following brokerage firms have indicated their intent to make a market in our shares. You may contact any of them for assistance.

                            [LIST OF MARKET MAKERS]

    Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

             [CLOSING LETTER, FOUNDATION BANCORP, INC. LETTERHEAD]

                                                                   XXXX xx, 1996

Dear Shareholder:

    It is my pleasure to welcome you as a shareholder of Foundation Bancorp, Inc., the newly-formed holding company for Foundation Savings Bank. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of 000,000 common shares.

    Your new stock certificate is enclosed and should be kept in a safe place. Please take a moment to be sure that the name(s), number of shares, and mailing address are correct.

    We have selected [Name of Transfer Agent] to serve as our transfer agent and registrar. If there is an error on your stock certificate, if your address changes, or if at any time you want to change the registration of your certificate, you should contact [Name of Transfer Agent] at the address listed below:

                                [TRANSFER AGENT]

    If the original certificate must be forwarded to the transfer agent to be reissued, the certificate should be sent registered mail. Lost or destroyed certificates can be replaced, but an indemnity bond will be required to replace the certificate.

    Please be advised that Foundation Savings Bank will trade over-the-counter through the National Daily Quotation Service. Should you be interested in purchasing additional shares or selling your shares of Foundation Savings Bank, the following brokerage firms have indicated their intent to make a market in our shares. You may contact any of them for assistance.

                            [LIST OF MARKET MAKERS]

    If you purchased your shares with a check or cash, you will receive a check for payment of the interest earned on those funds in a separate mailing.

    On behalf of Foundation Bancorp, Inc. and the Board of Directors and employees of Foundation Savings Bank, we look forward to the opportunities now ahead of us and pledge our best efforts to make your investment a profitable one.

                                          Sincerely,

                                          Laird L. Lazelle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER